Exhibit 4.2


                             AMERICAN BILTRITE INC.

                               K&M ASSOCIATES L.P.

                       AMENDED & RESTATED CREDIT AGREEMENT

                                 Amendment No. 1

      This Agreement, dated as of November 7, 2006 (the "Agreement"), is among American Biltrite Inc., a Delaware corporation (the "Company"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"; the Company and K&M being collectively but jointly and severally, the "Domestic Borrower"), American Biltrite (Canada) Ltd., a corporation governed by the Canada Business Corporations Act (the "Canadian Borrower"), the Canadian Lenders and Domestic Lenders from time to time party hereto, Bank of America, National Association, successor by merger to Fleet National Bank, both in its capacity as a Domestic Lender and in its capacity as domestic administrative agent for the Lenders, and Bank of America, National Association, acting through its Canada branch, both in its capacity as a Canadian Lender and in its capacity as Canadian administrative agent for the Lenders.

                                    RECITALS

      WHEREAS, the parties hereto entered into the Amended and Restated Credit Agreement dated as of September 25, 2006 (as in effect prior to giving effect to this Agreement, the "Credit Agreement"); and

      WHEREAS, the parties wish to implement certain changes to the definition of Borrowing Base;

      NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

      The parties agree as follows:

      1. Credit Agreement; Definitions. This Agreement amends the Credit Agreement. Terms defined in the Credit Agreement as amended hereby (the "Credit Agreement") and not otherwise defined herein are used with the meaning so defined.

      2. Amendment of Credit Agreement. Effective upon the date hereof, the Credit Agreement is amended as follows:

            2.1. Section 1.2. The definition of "Borrowing Base" in Section 1.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

                  "'Borrowing Base' means, on any date, the sum of the following, but only with respect to the Company, the Tape Subsidiaries and K&M:

      (a) 70% of Eligible Accounts Receivable,

      plus  (b)  35% of Eligible Inventory,

      plus  (c)  20% of Eligible Fixed Assets,

      minus (d) the aggregate outstanding amount under the Term Loan.

      provided, however, that the Borrowing Base shall be reduced to $1.00 during any period when the Company has failed to furnish the computation of the Borrowing Base required by Section 6.4.3, commencing seven days following notice to the Borrower of its failure to furnish the computation."

      3. Representations and Warranties. In order to induce the Agent to enter into this Agreement, each of the Borrowers jointly and severally represents and warrants that, immediately after giving effect to this Agreement, no Default exists.

      4. General. The Credit Agreement and all of the Credit Documents are each confirmed as being in full force and effect. This Agreement, the Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Each of this Agreement and the Credit Agreement is a Credit Document and may be executed in any number of counterparts (including by way of facsimile transmission), which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

         [The remainder of this page intentionally has been left blank.]

      Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                       AMERICAN BILTRITE INC.


                       By /s/ Howard N. Feist III
                          -----------------------
                          Name: Howard N. Feist III
                          Title: Vice President-Finance


                       K&M ASSOCIATES L.P.


                       By: AIMPAR, INC., its General Partner


                       By /s/ Howard N. Feist III
                          -----------------------
                          Name: Howard N. Feist III
                          Title: Vice President


                       AMERICAN BILTRITE (CANADA) LTD.


                       By /s/ Richard G. Marcus
                          ---------------------
                          Name: Richard G. Marcus
                          Title: President


                       Domestic Lender:
                       BANK OF AMERICA, NATIONAL ASSOCIATION


                       By /s/ Jean S. Manthorne
                          ---------------------
                          Name: Jean S. Manthorne
                          Title: Senior Vice President


                       Bank of America, N.A.
                       Massachusetts Middle Market Division
                       100 Federal Street
                       Boston, Massachusetts 02110
                       Facsimile: (617) 434-8102

              Signature Page to Amendment No. 1 to Credit Agreement

                       Canadian Lender:
                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                       ACTING THROUGH ITS CANADA BRANCH


                       By /s/ Medina Sales De Andrade
                          ---------------------------
                          Name: Medina Sales De Andrade
                          Title: Assistant Vice President


                       Bank of America, N.A., acting through its Canada branch 200 Front Street, Suite 2700
                       Toronto, Ontario
                       M5V 3L2 Canada


              Signature Page to Amendment No. 1 to Credit Agreement